Exhibit (a) (ii) under Form N-1A
                                         Exhibit (3) (i) under Item 601/Reg. S-K




                           Federated ARMs Fund

                              Amendment #12
                                 to the
                Restated and Amended Declaration of Trust

                           dated May 19, 2000

      This Declaration of Trust is amended as follows:

      Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

      Section 1.  Name.
                  ----

      This Trust shall be known as Federated Adjustable Rate Securities
Fund.

      Strike Section 2(b) of Article I from the Declaration of Trust and substitute in its place the following:

            (b) The "Trust" refers to Federated Adjustable Rate
Securities Fund;
Strike the first paragraph of Section 5 of Article III and substitute in its place the following:

Section 5.  Establishment and Designation of Series or Class.
---------   ------------------------------------------------

      Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as:

Federated Adjustable Rate Securities Fund
Institutional Shares
Institutional Service Shares

      Insert the following as Section 9 of Article XII of the Declaration of Trust:

      Section 9. Use of Name. The Trust acknowledges that Federated Investors has reserved the right to grant the non-exclusive use of the name "Federated" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust or owe or more Series or Classes any right to use of the name "Federated".

      The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2002.

      WITNESS the due execution hereof this 17th day of May, 2002.



/s/ John F. Donahue           /s/ Lawrence D. Ellis, M.D.
------------------------      ------------------------------
John F. Donahue         Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley          /s/ Peter E. Madden
------------------------      ------------------------
Thomas G. Bigley        Peter E. Madden

/s/ John T. Conroy, Jr.       /s/ Charles F. Mansfield, Jr.
------------------------      ------------------------------
John T. Conroy, Jr.           Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham        /s/ Marjorie P. Smuts
------------------------      ------------------------
John F. Cunningham            Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------
J. Christopher Donahue        John S. Walsh